EXHIBIT 5.3

(Letterhead of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.)

September 30, 2005

Dollar Thrifty Automotive Group, Inc.

5330 East 31st Street

Tulsa, Oklahoma 74135

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”), relating to 795,000 shares of the Company’s Common Stock, par value $.01 per share (the “Shares”), issued or issuable under the Company’s Amended and Restated Long-Term Incentive Plan and Director Equity Plan (the “Plan”), referred to therein.

In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based upon the foregoing, we are of the opinion that, upon issuance and delivery of the Shares in accordance with the Plan (which is incorporated by reference in the Registration Statement as Exhibit 10.54), the Shares will be duly authorized, validly issued and outstanding, and fully paid and nonassessable.

Our opinion expressed above is limited to the laws of the State of Oklahoma, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

We note that Stephen W. Ray, a shareholder and director of this firm, serves as Secretary of the Company.

Very truly yours,

/s/ HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON, P.C.